EXHIBIT 10.9

 [*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS

OFFEROR TO COMPLETE BLOCKS 12,17,23,24, & 30

1. REQUISITION NUMBER

PAGE 1 OF PAGES 38

2. CONTRACT NO. 80JSC019D0014

3. AWARD/EFF. DATE 11/5/2018

4. ORDER NUMBER

5. SOLICITATION NUMBER NNJ13ZBG001N

6. SOLICITATION ISSUE DATE

7. FOR SOLICITATION INFORMATION CALL:

a. NAME COLLEEN L. KING

b. TELEPHONE NUMBER *(No collect calls)* 281-792-8681

8. OFFER DUE DATE/ LOCAL TIME

9. ISSUED BY CODE

NASA
Johnson Space Center
2101 NASA Parkway
Houston TX 77058-3696

10. THIS ACQUISITION IS [X] UNRESTRICTED OR [ ] SET ASIDE: ____ % FOR:

[ ] SMALL BUSINESS
[ ] HUBZONE SMALL BUSINESS
[ ] SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS
[ ] WOMAN-OWNED SMALL BUSINESS WOSB ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM
[ ] EDWOSB
[ ] 8(A)

NAICS:

SIZE STANDARD:

11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED [ ] SEE SCHEDULE

12. DISCOUNT TERMS

[ ] 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

13b. RATING

14. METHOD OF SOLICITATION [ ] RFQ [ ] IFB [ ] RFP

15. DELIVER TO CODE

NASA
Johnson Space Center
2101 NASA Parkway
Houston TX 77058-3696

16. ADMINISTERED BY CODE

NASA
Johnson Space Center
2101 NASA Parkway
Houston TX 77058-3696

17a. CONTRACTOR/ OFFEROR CODE 7GK95 FACILITY CODE

Craig Technologies Aerospace Solutions
175 IMPERIAL BLVD
CAPE CANAVERAL FL 32920-4255

TELEPHONE NO. 321.613.5620

[ ] 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER.

18a. PAYMENT WILL BE MADE BY CODE

https://www.nssc.nasa.gov/vendorpayment

NSSC-AccountsPayable@nasa.gov

18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED. [ ] SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	See Continuation Sheet If Applicable				

25. ACCOUNTING AND APPROPRIATION DATA

See Continuation Sheet If Applicable

26. TOTAL AWARD AMOUNT *(For Govt Use Only)* $ *

[ ] 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA [ ] ARE [ ] ARE NOT ATTACHED.

[X] 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA [X] ARE [ ] ARE NOT ATTACHED.

[X] 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.

[X] 29. AWARD OF CONTRACT: REF. ____ OFFER DATED ____. YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: ____

30A. SIGNATURE OF OFFEROR/CONTRACTOR

Carol M Craig

31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)

30b. NAME AND TITLE OF SIGNER *(TYPE OR PRINT)* Chief Executive Officer

30c. DATE SIGNED 11/2/2018

31b. NAME OF CONTRACTING OFFICER *(TYPE OR PRINT)* Colleen L. King

31c. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION
PREVIOUS EDITION IS NOT USABLE

1

STANDARD FORM 1449 (REV. 2/2012)
Prescribed by GSA - FAR (48 CFR) 53.212

CONTINUATION SHEET

REFERENCE NO. OF DOCUMENT BEING CONTINUED: 80JSC019D0014

Page 2 of 2

NAME OF OFFEROR OR CONTRACTOR: CTAS

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
0001	Obligated Amount $0.00				$0.00

2

OPTIONAL FORM 336 (4-86)
Sponsored by GSA FAR (48 CFR) 53.110

STATEMENT OF WORK

This statement of work provides for Craig Technologies Aerospace Solutions, hereinafter referred to as “Craig,” to provide payload integration (including light manufacturing) and operations support to NASA and other federal agencies for the conduct of research using various research platforms, including the platforms listed below.

Research Platforms

Space Station Kinetic Launcher for Orbital Payload Systems (“Cyclops”)

The Cyclops and associated hardware, currently resident on the ISS, were developed by NASA as a means to deploy microsatellites (up to 100 kg). Under this contract, the Cyclops will be used to deploy microsatellites and may also be used to deploy smaller satellites with a “U” form factor. Nominally, the Cyclops flight hardware will remain in place onboard the ISS. Craig will take possession of the qualification assets on the ground. Use of Cyclops will be granted to Craig for commercial purposes for the duration of this contract. Craig will be responsible for marketing and operating the Cyclops. In addition, Craig will be responsible for sustaining the Cyclops and associated hardware.

As part of this contract, Craig shall provide turnkey services to manage and perform the work for the successful integration and on-orbit operations of selected experiments using the Cyclops or other research platforms. These services shall include:

1.	Serve as the interface between the principle investigator/payload developer (PI/PD) and the NASA ISS Program Office, informing the research customer on ISS processes and data requirements as needed.

2.

Translate PI research requirements into ISS integration data deliverables and operations products for cargo and vehicle integration and mission planning, and perform all required mission integration & operations (MI&O) activities required to safely integrate, transport and operate Cyclops. MI&O activities include, but are not limited to:

a.	Provide regularly scheduled tag-ups with the PI/PD and NASA Representative to provide status checks and updates on the progress of the mission;

b.	Maintain a payload development and integration schedule;

c.	Provide mission planning support;

d.

For Flight Certification, provide analysis or test data to verify that payload hardware and operations satisfy all designated space flight integration interfaces and safety requirements. This includes providing all verification products into Veritas for the payload’s Applicability Verification Matrix;

e.	Provide safety data packages and participate in ISS Safety Review Panel (ISRP) meetings to identify payload hazards and controls, and obtain safety approval for flight;

f.

Provide mission operations support (crew/on-orbit operations, technical troubleshooting, re-planning) for Cyclops operations. During the on-orbit mission, monitor mission activities, provide mission analysis, resolve experiment anomalies, and provide re-planning of mission activities from the contractor designated payload operations control center. Resolution of experiment anomalies will be communicated to the PI by voice, email, and Payload Operations Integration Center (POIC) within 24 hours;

g.

Provide mission operations support (crew/on-orbit operations, technical troubleshooting, re-planning) for Cyclops operations. During the on-orbit mission, monitor mission activities, provide mission analysis, resolve experiment anomalies, and provide re-planning of mission activities from the contractor designated payload operations control center. Resolution of experiment anomalies will be communicated to the PI by voice, email, and Payload Operations Integration Center (POIC) within 24 hours.

3.	Provide training and guidance to PI(s) on the platforms and hardware to determine appropriate hardware selection, procedures, and experiment documentation to meet research requirements.

4.	Provide post-flight data to PI(s), as applicable.

5.	For non-NASA customers, obtain CASIS sponsorship for all up-mass, crew time, and other NL resources required.

In addition to the above responsibilities, Craig shall perform the following for Cyclop and payloads using the Cyclops platform:

1.	Provide sustaining for Cyclops (support MER Anomaly Resolution Team (ART) and Failure Investigation Team (FIT) meetings) and any Cyclops payloads.

2.	Provide all information necessary to support NASA jettison analyses.

3.	Conduct integrated thermal and structural analysis to meet airlock interface requirements.

4.	Coordinate with NASA for approval on any proposed Cyclops modifications/upgrades, and—absent agreement from NASA otherwise-- return the hardware to its original configuration upon return to NASA.

5.	Update crew procedures if any approved modifications are implemented.

6.	Track cycle life for Cyclops deployer.

7.	Account for NASA property

8.	Provide Cyclops IDD to payload customers.

9.	Levy requirements on payload customers to obtain any required licenses or permits (e..g, FCC or NOAA) for operation of the satellite.

The contractor shall also provide regular (minimum monthly) updates on the technical, cost, and schedule status of authorized task orders. Participate in regular meetings with the Contracting Officer (CO) and Contracting Officer Representative (COR), or their delegates, for the purposes of reviewing contract or task status.

Additional Research Platforms may be listed here at a later date.

1.1. MENU OF SERVICES

Section 2.0 contains a list of mission support services that shall be provided by Craig at the stated prices. The prices identified in Section 2.0 for full payload integration services include costs for all mission attempts and launch delays.

Section 2.0 defines a menu of services for which the Government anticipates a recurring need. Task orders may be issued with additional “non-recurring” requirements that are within the scope of this contract, but may not be included in the menu of services. “Non-recurring” requirements are defined as additional services or materials that are necessary to meet the needs of a specific experiment or principal investigator (PI). The menu items in Section 2.0 may be updated if the Government determines that any of these additional services or materials may fulfill a recurring need.

1.2. TASK ORDER DEVELOPMENT

When potential PI(s) is/are identified by NASA, the CO will issue a request for task plan in accordance with the terms and conditions set forth in this contract. Craig shall provide an initial consult with the PI(s) in order to generate and understand the experiment requirements.

Following this consultation, Craig shall submit a task order plan identifying the services from Section 2.0, and, as appropriate, other services, travel and materials recommended to implement the PI(s) requirements. The task plan shall comply with contract clause NFS 1852.216-80, “Task Ordering Procedure,” and specifically include a summary of technical requirements and the contractor’s approach for implementation, a high level schedule for implementation indicating the approximate timeframe that the payload will be ready for flight, and an estimate of the total on-orbit crew time required for execution.

Task order prices for all menu items and, if required, additional labor hours will be based on the prices in Section 2.0, and may include a single service or combination of services. A total agreed-to firm-fixed price will be delineated in each Task Order. The task order will also define experiment duration and include a notional schedule for implementation.

1.3. OTHER TECHNICAL PARAMETERS

The scope of services and total firm-fixed price for each task order executed under this contract assumes that all payloads are designed, built, and executed to a set of baseline requirements, as agreed between the PI(s), NASA and the contractor and delineated in the task order. Should the PI(s) or NASA request changes to those requirements or addition of new requirements the contractor shall seek approval for the changed scope of work from the Government prior to implementing the requested changes.

Certain information, data, and deliverables may be required from the PI(s) for the contractor to execute some or all of the agreed services. The contractor shall inform NASA of delays caused by the research customers. Such delays alone shall not result in the contract or being declared non- performing under a task order.

Operational schedule delays may occur resulting from schedule changes associated with launches to and from, and operations on-board, the ISS. The contractor shall inform NASA of impacts caused by such operational schedule delays. Such delays alone shall not result in the contractor being declared non-performing under a task order, nor shall it result in additional cost to the research customer.

This IDIQ contract does not imply or authorize any allocation of ISS resources such as transportation, crew time, power, and others. These resources are allocated to ISS Research Sponsors (within NASA and the ISS National Lab) through the ISS research planning process. The contractor is responsible for coordinating with the research sponsor to ensure that adequate resources are allocated for payloads executed under this IDIQ contract. If such resources cannot be allocated to complete the full scope of work, the contractor shall not be declared non- performing under a task order.

2. SERVICES AND RATES

2.1 Satellite Deployments using the Cyclops Platform

These services include end-to-end payload (satellite) integration, transportation, and deployment of microsatellite form factor from an airlock on the ISS.

CLIN	Price	Included Tasks

2.1 Full Service Microsatellite deployment - Cyclops	Contract Year 1: $ * per microsatellite	•	Integration, transport, and deployment of a microsatellite using the Cyclops deployer via the KIBO airlock;

*Microsatellite up to 100 kg that fits within JEM A/L Envelope, including Cyclops deployer	Contract Year 2: $ * per microsatellite	•	Maintainence of a payload development and integration schedule;

	Contract Year 3: $ * per microsatellite	•	Training and guidance to PI(s) on the Cyclops hardware;

	Contract Year 4: $ * per microsatellite	•	Regularly scheduled tag-ups with the PI/PD and NASA Representative to provide status checks and updates on the progress of the mission;

•

Safety and Verification for Flight Certification of payload, including provision of data to NASA verifying that payload hardware and operations satisfy all designated space flight integration interface requirements, and completion of safety data packages to the ISRP with required hazard causes, controls, and verifications, and obtain Phase III safety approval for flight;

Contract Year 5: $ * per microsatellite	•	Testing required for Flight Certification (e.g., EMI, Vibe, Thermal Vac, and Off-gas);

•

Mission Planning, Management, & Operations Support, including coordination with airlock operator, and submission of ISS operations concept and hardware data and documentation for development of crew procedures, timelines, crew training materials, and other operations products. Train ground teams and crew members on provider’s hardware and experiment operations as needed specific to the payload; Input of payload manifest data into ORBIT, and management of CEFs in conjuction with efforts from Payload Integration Manager (PIM)

	•	Integrated thermal and structural analysis to confirm JAXA A/L Interface requirements are met.

	•	Facilitation of Data required to perform re- contact analysis to NASA;

	•	Payload Operations and Mission Control Support for duration of the on-orbit operations through deployment;

	•	Payload status updates to PI/PD during deployment operations.

	•	Development of Deployment Hardware Requirements and hardware that interfaces with Cyclops deployer and Customer’s satellite (mechanical interface).

•

Additional Safety work with regard to MicroSatellites with Pressure Vessels, Propulsion, deployment of subsatellites, High Power emitters or greater than 79W-hour Batteries. Coordination of, but not provision of, extra testing. Assistance presenting, managing and entering verification for additional Flight Safety Hazard. Assistance with requesting requirement waivers. Safety approval or waiver is not guaranteed.

2.2 Optional Professional Services

Craig shall also provide professional services at the following rates:

Contract Year
		1		2		3		4		5
Chief Engineer	$	*	$	*	$	*	$	*	$	*
Sr, Engineer	$	*	$	*	$	*	$	*	$	*
Mid-Level Engineer	$	*	$	*	$	*	$	*	$	*
Jr. Engineer	$	*	$	*	$	*	$	*	$	*
Sr. Engineering Technician	$	*	$	*	$	*	$	*	$	*
Mid-Level Engineering Technician	$	*	$	*	$	*	$	*	$	*
Jr. Engineering Technician	$	*	$	*	$	*	$	*	$	*

ADMINISTRATIVE INFORMATION

Contract Type: This contract is an Indefinite Delivery Indefinite Quantity (IDIQ) Contract. Only Firm-Fixed Price (FFP) Task or Delivery Orders shall be issued under this contract.

Primary Place of Performance: Contractor Facility

Period of Performance: November 5, 2018 – November 4, 2023

NASA Points of Contact:

NASA Contracting Officer

Colleen King

colleen.king@nasa.gov

281.792.8681

NASA Contract Specialist

Kristin Tauber

kristin.tauber@nasa.gov

281.483.8717

NASA Contracting Officer’s Representative

Kevin Engelbert

kevin.engelbert-1@nasa.gov

281.483.7256

TERMS AND CONDITIONS

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

www.ecfr.gov

(End of clause)

52.203-6 RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (SEP 2006)

52.204-13 SYSTEM FOR AWARD MANAGEMENT MAINTENANCE (OCT 2018)

52.204-18 COMMERCIAL AND GOVERNMENT ENTITY CODE MAINTENANCE (JUL 2016)

52.227-14 RIGHTS IN DATA--GENERAL (MAY 2014)

52.232-39 UNENFORCEABILITY OF UNAUTHORIZED OBLIGATIONS (JUN 2013)

52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS CONTRACTORS (DEC 2013)

52.245-1 GOVERNMENT PROPERTY (JAN 2017)

52.245-9 USE AND CHARGES (APR 2012)

1852.245-75 PROPERTY MANAGEMENT CHANGES (JAN 2011)

52.247-34 F.O.B. DESTINATION (NOV 1991)

1852.203-71 REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS (AUG 2014)

1852.204-76 SECURITY REQUIREMENTS FOR UNCLASSIFIED INFORMATION TECHNOLOGY RESOURCES (JAN 2011)

1852.237-72 ACCESS TO SENSITIVE INFORMATION (JUN 2005)

1852.237-73 RELEASE OF SENSITIVE INFORMATION (JUN 2005)

1852.228-76 CROSS-WAIVER OF LIABILITY FOR INTERNATIONAL SPACE STATION ACTIVITIES (OCT 2012)

52.212-4 CONTRACT TERMS AND CONDITIONS—COMMERCIAL ITEMS (OCT

2018)

JSC 52.216-90 IDIQ MINIMUM AND MAXIMUM ORDERING LIMITS (AUG 2018)

In accordance with FAR 52.216-22, Indefinite Quantity, the contract guaranteed minimum amount* to be ordered under this contract is $1,000 and the contract Not to Exceed (NTE) amount* which may be ordered under this contract is $9,900,000. The Government is not obligated to order more than the minimum specified, but may order up to the NTE amount. The Contractor is obligated to fulfill orders issued, up to the NTE amount within the limits specified in FAR 52.216-19 Order Limitations.

* These values are based on price.

(End of clause)

52.216-18 ORDERING (OCT 1995)

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from the date of Contracting Officer’s Signature through end of the period of performance.

(b) All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c) If mailed, a delivery order or task order is considered “issued” when the Government deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.

52.216-19 ORDER LIMITATIONS (OCT 1995)

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $1,000,the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order. The Contractor is not obligated to honor --

(1) Any order for a single item in excess of $5,000,000;

(2) Any order for a combination of items in excess of $5,000,000; or

(3) A series of orders from the same ordering office within 5 days that together call for quantities exceeding the limitation in subparagraph (b)(1) or (2) of this section.

(c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216- 21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

(d) Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 30 days after issuance, with written notice stating the Contractor’s intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

1852.216-80 TASK ORDERING PROCEDURE (OCT 1996) ALTERNATE II (APR 2018)

(a)

Only the Contracting Officer may issue task orders to the Contractor, providing specific authorization or direction to perform work within the scope of the contract and as specified in the schedule. The Contractor may incur costs under this contract in performance of task orders and task order modifications issued in accordance with this clause. No other costs are authorized unless otherwise specified in the contract or expressly authorized by the Contracting Officer.

(b)	Prior to issuing a task order, the Contracting Officer shall provide the Contractor with the following date:

(1)	A functional description of the work identifying the objectives or results desired from the contemplated task order.

(2)	Proposed performance standards to be used as criteria for determining whether the work requirements have been met.

(3)

A request for a task plan from the Contractor to include the technical approach, period of performance, appropriate cost information, and any other information required to determine the reasonableness of the Contractor’s proposal.

(c)	Within 5 calendar days after receipt of the Contracting Officer’s request, the Contractor shall submit a task plan conforming to the request.

(d)	After review and any necessary discussions, the Contracting Officer may issue a task order to the Contractor containing, as a minimum, the following:

(1)	Date of the order.

(2)	Contract number and order number.

(3)	Functional description of the work identifying the objectives or results desired from the task order, including special instructions or other information necessary for performance of the task.

(4)	Performance standards, and where appropriate, quality assurance standards.

(5)	Maximum dollar amount authorized (cost and fee or price). This includes allocation of award fee among award fee periods, if applicable.

(6)	Any other resources (travel, materials, equipment, facilities, etc.) authorized.

(7)	Delivery/performance schedule including start and end dates.

(8)	If contract funding is by individual task order, accounting and appropriation data.

(e)	The Contractor shall provide acknowledgement of receipt to the Contracting Officer within 10 calendar days after receipt of the task order.

(f)

If time constraints do not permit issuance of a fully defined task order in accordance with the procedures described in paragraphs (a) through (d), a task order which includes a ceiling price may be issued.

(g)	The Contracting officer may amend tasks in the same manner in which they are issued.

(h)	In the event of a conflict between the requirements of the task order and the Contractor’s approved task plan, the task order shall prevail.

(i)	Contractor shall submit progress reports, as required. When required, the reports shall contain, at a minimum, the following information:

(1)	Contract number, task order number, and date of the order.

(2)	Price and billed amounts to date for each task order.

(3)	Significant issues/problems associated with the task order.

(4)	Status of all task orders issued under the contract.

(5)	Invoice number.

(End of clause)

52.216-22 INDEFINITE QUANTITY (OCT 1995)

(a)

This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)

Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the maximum. The Government shall order at least the quantity of supplies or services designated in the Schedule as the minimum.

(c)

Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)

Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after one year after the period of performance ends.

(End of clause)

1852.232-77 LIMITATION OF FUNDS (FIXED-PRICE CONTRACT) (MAR 1989)

(a)

The sum of funding available is listed in awarded task orders and is presently available for payment and allotted to this contract. It is anticipated that from time to time additional funds will be allocated to the contract in accordance with the following schedule, until the total price of said items is allotted:

SCHEDULE FOR ALLOTMENT OF FUNDS

Date	Amounts

(b)

The Contractor agrees to perform or have performed work on the items specified in paragraph (a) of this clause up to the point at which, if this contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and (g) of that clause would, in the exercise of reasonable judgment by the Contractor, approximate the total amount at the time allotted to the contract. The Contractor is not obligated to continue performance of the work beyond that point. The Government is not obligated in any event to pay or reimburse the Contractor more than the amount from time to time allotted to the contract, anything to the contrary in the Termination for Convenience of the Government clause notwithstanding.

(c)(1)	It is contemplated that funds presently allotted to this contract will cover the work to be performed until the dates listed in each task order.

(2)

If funds allotted are considered by the Contractor to be inadequate to cover the work to be performed until that date, or an agreed date substituted for it, the Contractor shall notify the Contracting Officer in writing when within the next 60 days the work will reach a point at which, if the contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and (g) of that clause will approximate 75 percent of the total amount then allotted to the contract.

(3)(i)

The notice shall state the estimate when the point referred to in paragraph (c)(2) of this clause will be reached and the estimated amount of additional funds required to continue performance to the date specified in paragraph (c)(1) of this clause, or an agreed date substituted for it.

(ii)

The Contractor shall, 60 days in advance of the date specified in paragraph (c)(1) of this clause, or an agreed date substituted for it, advise the Contracting Officer in writing as to the estimated amount of additional funds required for the timely performance of the contract for a further period as may be specified in the contract or otherwise agreed to by the parties.

(4)

If, after the notification referred to in paragraph (c)(3)(ii) of this clause, additional funds are not allotted by the date specified in paragraph (c)(1) of this clause, or an agreed date substituted for it, the Contracting Officer shall, upon the Contractor’s written request, terminate this contract on that date or on the date set forth in the request, whichever is later, pursuant to the Termination for Convenience of the Government clause.

(d)

When additional funds are allotted from time to time for continued performance of the work under this contract, the parties shall agree on the applicable period of contract performance to be covered by these funds. The provisions of paragraphs (b) and (c) of this clause shall apply to these additional allotted funds and the substituted date pertaining to them, and the contract shall be modified accordingly.

(e)

If, solely by reason of the Government’s failure to allot additional funds in amounts sufficient for the timely performance of this contract, the Contractor incurs additional costs or is delayed in the performance of the work under this contract, and if additional funds are allotted, an equitable adjustment shall be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable) of the items to be delivered, or in the time of delivery, or both.

(f)	The Government may at any time before termination, and, with the consent of the Contractor, after notice of termination, allot additional funds for this contract.

(g)

The provisions of this clause with respect to termination shall in no way be deemed to limit the rights of the Government under the default clause of this contract. The provisions of this Limitation of Funds clause are limited to the work on and allotment of funds for the items set forth in paragraph (a) of this clause. This clause shall become inoperative upon the allotment of funds for the total price of said work except for rights and obligations then existing under this clause.

(h)	Nothing in this clause shall affect the right of the Government to terminate this contract pursuant to the Termination for Convenience of the Government clause of this contract.

(End of clause)

52.204-23 PROHIBITION ON CONTRACTING FOR HARDWARE, SOFTWARE, AND SERVICES DEVELOPED OR PROVIDED BY KASPERSKY LAB AND OTHER COVERED ENTITIES (JUL 2018)

(a)	Definitions. As used in this clause—

Covered article means any hardware, software, or service that—

(1)	Is developed or provided by a covered entity;

(2)	Includes any hardware, software, or service developed or provided in whole or in part by a covered entity; or

(3)	Contains components using any hardware or software developed in whole or in part by a covered entity.

Covered entity means—

	(1)	Kaspersky Lab;

	(2)	Any successor entity to Kaspersky Lab;

	(3)	Any entity that controls, is controlled by, or is under common control with Kaspersky Lab; or

	(4)	Any entity of which Kaspersky Lab has a majority ownership.

(b)

Prohibition. Section 1634 of Division A of the National Defense Authorization Act for Fiscal Year 2018 (Pub. L. 115-91) prohibits Government use of any covered article. The Contractor is prohibited from—

	(1)	Providing any covered article that the Government will use on or after October 1, 2018; and

	(2)	Using any covered article on or after October 1, 2018, in the development of data or deliverables first produced in the performance of the contract.

(c)

Reporting requirement. (1) In the event the Contractor identifies a covered article provided to the Government during contract performance, or the Contractor is notified of such by a subcontractor at any tier or any other source, the Contractor shall report, in writing, to the Contracting Officer or, in the case of the Department of Defense, to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil.

(2)	The Contractor shall report the following information pursuant to paragraph (c)(1) of this clause:

(i)

Within 1 business day from the date of such identification or notification: The contract number; the order number(s), if applicable; supplier name; brand; model number (Original Equipment Manufacturer (OEM) number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii)

Within 10 business days of submitting the report pursuant to paragraph (c)(1) of this clause: Any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of a covered article, any reasons that led to the use or submission of the covered article, and any additional efforts that will be incorporated to prevent future use or submission of covered articles.

(d)	Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (d), in all subcontracts, including subcontracts for the acquisition of commercial items.

(End of clause)

52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (OCT 2018)

(a)

The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1)

52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

(3)	52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (NOV 2015). (4) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(5)	52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Public Laws 108-77 and 108-78 (19 U.S.C. 3805 note)).

(b)

The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

☒	(1) 52.203-6, Restrictions on Subcontractor Sales to the Government (SEP 2006), with Alternate I (OCT 1995) (41 U.S.C. 4704 and 10 U.S.C. 2402).
☐	(2) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).
☐

(3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009).

☒	(4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2018) (Pub. L. 109-282) (31 U.S.C. 6101 note).
☐	(5) [Reserved]
☐	(6) 52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).
☒	(7) 52.204-15, Service Contract Reporting Requirements for Indefinite- Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).
☐	(8) 52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Oct 2015) (31 U.S.C. 6101 note).
☐	(9) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Oct 2018) (41 U.S.C. 2313).
☐	(10) [Reserved]
☐	(11)(i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (NOV 2011) (15 U.S.C. 657a).
☐	(ii) Alternate I (NOV 2011) of 52.219-3.
☐

(12)(i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCT 2014) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

☐	(ii) Alternate I (JAN 2011) of 52.219-4.
☐	(13) [Reserved]

☐	(14)(i) 52.219-6, Notice of Total Small Business Set-Aside (NOV 2011) (15 U.S.C. 644).
☐	(ii) Alternate I (NOV 2011).
☐	(iii) Alternate II (NOV 2011).
☐	(15)(i) 52.219-7, Notice of Partial Small Business Set-Aside (JUN 2003) (15 U.S.C. 644).
☐	(ii) Alternate I (OCT 1995) of 52.219-7.
☐	(iii) Alternate II (MAR 2004) of 52.219-7.
☐	(16) 52.219-8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)).
☐	(17)(i) 52.219-9, Small Business Subcontracting Plan (AUG 2018) (15 U.S.C. 637(d)(4)).
☐	(ii) Alternate I (Nov 2016) of 52.219-9.
☐	(iii) Alternate II (Nov 2016) of 52.219-9.
☐	(iv) Alternate III (Nov 2016) of 52.219-9.
☐	(v) Alternate IV (AUG 2018) of 52.219-9.
☐	(18) 52.219-13, Notice of Set-Aside of Orders (NOV 2011) (15 U.S.C. 644(r)).
☐	(19) 52.219-14, Limitations on Subcontracting (JAN 2017) (15 U.S.C. 637(a)(14)).
☐	(20) 52.219-16, Liquidated Damages—Subcontracting Plan (JAN 1999) (15 U.S.C. 637(d)(4)(F)(i)).
☐	(21) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (NOV 2011) (15 U.S.C. 657f).
☐	(22) 52.219-28, Post Award Small Business Program Rerepresentation (JUL 2013) (15 U.S.C. 632(a)(2)).
☐	(23) 52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (Dec 2015) (15 U.S.C. 637(m)).

☐	(24) 52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women- Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Dec 2015) (15 U.S.C. 637(m)).

☒	(25) 52.222-3, Convict Labor (JUN 2003) (E.O. 11755).

☒	(26) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Jan 2018) (E.O. 13126).

☒	(27) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

☒	(28)(i) 52.222-26, Equal Opportunity (SEPT 2016).

☐	(ii) Alternate I (Feb 1999) of 52.222-26.

☒	(29)(i) 52.222-35, Equal Opportunity for Veterans (OCT 2015)(38 U.S.C. 4212).

☐	(ii) Alternate I (July 2014) of 52.222-35.

☒	(30)(i) 52.222-36, Equal Opportunity for Workers with Disabilities (JUL 2014) (29 U.S.C. 793).

☐	(ii) Alternate I (July 2014) of 52.222-36.

☒	(31) 52.222-37, Employment Reports on Veterans (FEB 2016) (38 U.S.C. 4212).

☒	(32) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496).

☒	(33)(i) 52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O. 13627).

☐	(ii) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O.13627).

☒

(34) 52.222-54, Employment Eligibility Verification (Oct 2015). (E.O. 12989). (Not applicable to the acquisition of commercially available off- the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

☐

(35)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (MAY 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐	(ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐	(36) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (June, 2016) (E.O. 13693).

☐	(37) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (June, 2016) (E.O. 13693).

☐	(38)(i) 52.223-13, Acquisition of EPEAT® -Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).

☐	(ii) Alternate I (OCT 2015) of 52.223-13.

☐	(39)(i) 52.223-14, Acquisition of EPEAT® -Registered Televisions (Jun 2014) (E.O.s 13423 and 13514).

☐	(ii) Alternate I (Jun 2014) of 52.223-14.

☐	(40) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007) (42 U.S.C. 8259b).

☐	(41)(i) 52.223-16, Acquisition of EPEAT® -Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).

☐	(ii) Alternate I (Jun 2014) of 52.223-16.

☒	(42) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (AUG 2011)

☐	(43) 52.223-20, Aerosols (June, 2016) (E.O. 13693).

☐	(44) 52.223-21, Foams (June, 2016) (E.O. 13693).

☒	(45)(i) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a).

☐	(ii) Alternate I (JAN 2017) of 52.224-3.

☐	(46) 52.225-1, Buy American—Supplies (MAY 2014) (41 U.S.C. chapter 83).

☐

(47)(i) 52.225-3, Buy American—Free Trade Agreements—Israeli Trade Act (MAY 2014) (41 U.S.C. chapter 83, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, Pub. L. 103-182, 108-77,108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41,112-42, and 112-43).

☐	(ii) Alternate I (MAY 2014) of 52.225-3.

☐	(iii) Alternate II (MAY 2014) of 52.225-3.

☐	(iv) Alternate III (MAY 2014) of 52.225-3.

☐	(48) 52.225-5, Trade Agreements (AUG 2018) 19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☐	(49) 52.225-13, Restrictions on Certain Foreign Purchases (JUNE 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐

(50) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

☐	(51) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (NOV 2007) (42 U.S.C. 5150).

☐	(52) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (NOV 2007) (42 U.S.C. 5150).

☒	(53) 52.232-29, Terms for Financing of Purchases of Commercial Items (FEB 2002) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

☐	(54) 52.232-30, Installment Payments for Commercial Items (JAN 2017) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

☒	(55) 52.232-33, Payment by Electronic Funds Transfer— System for Award Management (Oct 2018) (31 U.S.C. 3332).

☐	(56) 52.232-34, Payment by Electronic Funds Transfer—Other than System for Award Management (JUL 2013) (31 U.S.C. 3332).

☐	(57) 52.232-36, Payment by Third Party (MAY 2014) (31 U.S.C. 3332).

☒	(58) 52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).

☐	(59) 52.242-5, Payments to Small Business Subcontractors (JAN 2017)(15 U.S.C. 637(d)(12)).

☐	(60)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).

☐	(ii) Alternate I (Apr 2003) of 52.247-64.

☐	(iii) Alternate II (Feb 2006) of 52.247-64.

(c)

The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

☒	(1)	52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495).

☐	(2)	52.222-41, Service Contract Labor Standards (AUG 2018)(41 U.S.C. chapter 67).

☒	(3)	52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☒	(4)	52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (AUG 2018) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☐	(5)	52.222-44, Fair Labor Standards Act and Service Contract Labor Standards—Price Adjustment (MAY 2014) (29 U.S.C 206 and 41 U.S.C. chapter 67).

☐	(6)	52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (MAY 2014) (41 U.S.C. chapter 67).

☐	(7)	52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services—Requirements (MAY 2014) (41 U.S.C. chapter 67).

☒	(8)	52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015).

☒	(9)	52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

☐	(10)	52.226-6, Promoting Excess Food Donation to Nonprofit Organizations

(MAY 2014) (42 U.S.C. 1792).

(d)

Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.

(1)

The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2)

The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)

As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1)

Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i)	52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).

(ii)

52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

(iv)

52.219-8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(v)	52.222-17, Nondisplacement of Qualified Workers (MAY 2014) (E.O. 13495). Flow down required in accordance with paragraph (l) of FAR clause 52.222-17.

(vi)	52.222-21, Prohibition of Segregated Facilities (APR 2015).

(vii)	52.222-26, Equal Opportunity (Sept 2016) (E.O. 11246).

(viii)	52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212).

(ix)	52.222-36, Equal Opportunity for Workers with Disabilities (July 2014) (29 U.S.C. 793).

(x)	52.222-37, Employment Reports on Veterans (FEB 2016) (38 U.S.C. 4212).

(xi)	52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xii)	52.222-41, Service Contract Labor Standards (AUG 2018)(41 U.S.C. chapter 67).

(xiii)
☒ (A) 52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O. 13627).

☐ (B) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

(xiv)	52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (MAY 2014) (41 U.S.C. chapter 67).

(xv)	52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services—Requirements (MAY 2014) (41 U.S.C. chapter 67).

(xvi)	52.222-54, Employment Eligibility Verification (Oct 2015) (E. O. 12989).

(xvii)	52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015).

(xviii)	52.222-62 Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(xix)	(A) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a).

(B) Alternate I (JAN 2017) of 52.224-3.

(xx)

52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xxi)	52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (MAY 2014) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xxii)

52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2)	While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

1852.215-84 OMBUDSMAN (NOV 2011)

(a)

An ombudsman has been appointed to hear and facilitate the resolution of concerns from offerors, potential offerors, and contractors during the preaward and postaward phases of this acquisition. When requested, the ombudsman will maintain strict confidentiality as to the source of the concern. The existence of the ombudsman is not to diminish the authority of the contracting officer, the Source Evaluation Board, or the selection official. Further, the ombudsman does not participate in the evaluation of proposals, the source selection process, or the adjudication of formal contract disputes. Therefore, before consulting with an ombudsman, interested parties must first address their concerns, issues, disagreements, and/or recommendations to the contracting officer for resolution.

(b)

If resolution cannot be made by the contracting officer, interested parties may contact the installation ombudsman, whose name, address, telephone number, facsimile number, and email address may be found at: http://prod.nais.nasa.gov/pub/pub_library/Omb.html. Concerns, issues, disagreements, and recommendations which cannot be resolved at the installation may be referred to the Agency ombudsman identified at the above URL. Please do not contact the ombudsman to request copies of the solicitation, verify offer due date, or clarify technical requirements. Such inquiries shall be directed to the Contracting Officer or as specified elsewhere in this document.

(End of clause)

1852.225-70 EXPORT LICENSES (FEB 2000)

(a)

The Contractor shall comply with all U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR parts 120-130, and the Export Administration Regulations (EAR), 15 CFR parts 730-799, in the performance of this contract. In the absence of available license exemptions/exceptions, the Contractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance.

(b)

The Contractor shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of this contract, including instances where the work is to be performed on-site at NASA Johnson Space Center where the foreign person will have access to export-controlled technical data or software.

(c)	The Contractor shall be responsible for all regulatory record keeping requirements associated with the use of licenses and license exemptions/exceptions.

(d)	The Contractor shall be responsible for ensuring that the provisions of this clause apply to its subcontractors.

(End of clause)

1852.232-80 SUBMISSION OF VOUCHERS/INVOICES FOR PAYMENT (APR 2018)

(a)	The designated payment office is the NASA Shared Services Center (NSSC) located at FMD Accounts Payable, Bldg. 1111, Jerry Hlass Road, Stennis Space Center, MS 39529.

(b)

Except for classified vouchers, the Contractor shall submit all vouchers and invoices using the steps described at NSSC’s Vendor Payment information web site at: https://www.nssc.nasa.gov/vendorpayment. Please contact the NSSC Customer Contact Center at 1-877-NSSC123 (1-877-677-2123) with any additional questions or comments.

(c)	Payment requests.

(1)	The payment periods are stipulated in the payment clause(s) contained in this contract.

(2)

Vouchers submitted under cost type contracts and invoices submitted under fixed-price contracts shall include the items delineated in FAR 32.905(b) supported by relevant back- up documentation. Back-up documentation shall include at a minimum, the following information:

(i)	Vouchers.

(A)	Breakdown of billed labor costs and associated contractor generated supporting documentation for billed direct labor costs to include rates used and number of hours incurred.

(B)	Breakdown of billed other direct costs (ODCs) and associated contractor generated supporting documentation for billed ODCs.

(C)	Indirect rate(s) used to calculate the amount of billed indirect expenses.

(D)	Progress reports, as required.

(ii)	Invoices.

	(A)	Description of goods and services delivered as part of the contract’s terms and conditions, including the dates of delivery/performance.

	(B)	Progress reports, as required.

	(C)	Date goods and services were performed.

(iii)	Fee vouchers.

	(A)	Listing of all provisionally-billed fee by period or date earned since contract award.

	(B)	A reconciliation of all billed and earned fee.

	(C)	A clear explanation of the fee calculations.

(d)

Non-electronic payment requests. The Contractor may submit a non-electronic voucher/invoice using the steps for non-electronic payment requests described at https://www.nssc.nasa.gov/vendorpayment, when any of the following conditions are met:

	(1)	The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor.

(2)

The contract includes provisions allowing the contractor to submit vouchers or invoices using the steps for non-electronic payment. In such instances the Contractor agrees to submit non-electronic payment requests using the method or methods specified in Section G of the contract.

(e)

Improper vouchers/invoices. The NSSC Payment Office will notify the contractor of any apparent error, defect, or impropriety in a voucher/invoice within seven calendar days of receipt by the NSSC Payment Office. Inquiries regarding requests for payment should be directed to the NSSC as specified in paragraph (b) of this section.

(f)	Other payment clauses. In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.

(g)

In the event that amounts are withheld from payment in accordance with provisions of this contract, a separate payment request for the amount withheld will be required before payment for that amount may be made.

(End of clause)

1852.245-73 FINANCIAL REPORTING OF NASA PROPERTY IN THE CUSTODY OF CONTRACTORS (JAN 2017)

(a)

The Contractor shall submit annually a NASA Form (NF) 1018, NASA Property in the Custody of Contractors, in accordance with this clause, the instructions on the form and NFS subpart 1845.71, and any supplemental instructions for the current reporting period issued by NASA.

(b)(1)	Subcontractor use of NF 1018 is not required by this clause; however, the Contractor shall include data on property in the possession of subcontractors in the annual NF 1018.

(2)

The Contractor shall mail the original signed NF 1018 directly to the cognizant NASA Center Industrial Property Officer and a copy to the cognizant NASA Center Deputy Chief Financial Officer, Finance, unless the Contractor uses the NF 1018 Electronic Submission System (NESS) for report preparation and submission.

(3)

One copy shall be submitted (through the Department of Defense (DOD) Property Administrator if contract administration has been delegated to DOD) to the following address: 2101 NASA Parkway, Houston, TX 77058, Mail Code: JB3 [Insert name and address of appropriate NASA Center office.], unless the Contractor uses the NF 1018 Electronic Submission System (NESS) for report preparation and submission.

(c)(1)

The annual reporting period shall be from October 1 of each year through September 30 of the following year. The report shall be submitted in time to be received by October 31st.

The information contained in these reports is entered into the NASA accounting system to reflect current asset values for agency financial statement purposes. Therefore, it is essential that required reports be received no later than October 31st.

(2)

Some activity may be estimated for the month in which the report is submitted, if necessary, to ensure the NF 1018 is received when due. However, contractors’ procedures must document the process for developing these estimates based on planned activity such as planned purchases or NASA Form 533 (NF 533) Contractor Financial Management Report) cost estimates. It should be supported and documented by historical experience or other corroborating evidence, and be retained in accordance with FAR Subpart 4.7, Contractor Records Retention. Contractors shall validate the reasonableness of the estimates and associated methodology by comparing them to the actual activity once that data is available, and adjust them accordingly. In addition, differences between the estimated cost and actual cost must be adjusted during the next reporting period. Contractors shall have formal policies and procedures, which address the validation of NF 1018 data, including data from subcontractors, and the identification and timely reporting of errors. The objective of this validation is to ensure that information reported is accurate and in compliance with the NASA FAR Supplement. If errors are discovered on NF 1018 after submission, the contractor shall contact the cognizant NASA Center Industrial Property Officer (IPO) within 30 days after discovery of the error to discuss corrective action.

(3)

In addition to an annual report, if at any time during performance of the contract, NASA- owned property in the custody of the Contractor has a value of $10 million or more, the Contractor shall also submit a report no later than the 21st of each month in accordance with the requirements of paragraph (c)(2) of this clause.

(4)

The Contracting Officer may, in NASA’s interest, withhold payment until a reserve not exceeding $25,000 or 5 percent of the amount of the contract, whichever is less, has been set aside, if the Contractor fails to submit annual NF 1018 reports in accordance with NFS subpart 1845.71, any monthly report in accordance with (c)(3) of this clause, and any supplemental instructions for the current reporting period issued by NASA. Such reserve shall be withheld until the Contracting Officer has determined that NASA has received the required reports. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

(d)

A final report shall be submitted within 30 days after disposition of all property subject to reporting when the contract performance period is complete in accordance with paragraph (b)(1) through (3) of this clause.

(End of clause)

1852.245-74 IDENTIFICATION AND MARKING OF GOVERNMENT EQUIPMENT (JAN 2011)

(a)

The Contractor shall identify all equipment to be delivered to the Government using NASA Technical Handbook (NASA-HDBK) 6003, Application of Data Matrix Identification Symbols to Aerospace Parts Using Direct Part Marking Methods/Techniques, and NASA Standard (NASA-STD) 6002, Applying Data Matrix Identification Symbols on Aerospace Parts or through the use of commercial marking techniques that: (1) are sufficiently durable to remain intact through the typical lifespan of the property: and, (2) contain the data and data format required by the standards. This requirement includes deliverable equipment listed in the schedule and other equipment when no longer required for contract performance and NASA directs physical transfer to NASA or a third party. The Contractor shall identify property in both machine and human readable form unless the use of a machine readable-only format is approved by the NASA Industrial Property Officer.

(b)

Equipment shall be marked in a location that will be human readable, without disassembly or movement of the equipment, when the items are placed in service unless such placement would have a deleterious effect on safety or on the item’s operation.

(c)	Concurrent with equipment delivery or transfer, the Contractor shall provide the following data in an electronic spreadsheet format:

1)	Item Description.

(2)	Unique Identification Number (License Tag).

(3)	Unit Price.

(4)	An explanation of the data used to make the unique identification number.

(d)	For equipment no longer needed for contract performance and physically transferred under paragraph (a) of this clause, the following additional data is required:

(1)	Date originally placed in service.

(2)	Item condition.

(e)	The data required in paragraphs (c) and (d) of this clause shall be delivered to the NASA center receiving activity listed below:

NASA Johnson Space Center Attention: Transportation Officer/JB7 Central Receiving, Building 420 2101 NASA Parkway Houston, TX 77058-3696

(f)	The contractor shall include the substance of this clause, including this paragraph (f), in all subcontracts that require delivery of equipment.

(End of clause)

1852.245-76 LIST OF GOVERNMENT PROPERTY FURNISHED PURSUANT TO FAR 52.245-1 (JAN 2011)

For performance of work under this contract, the Government will make available Government property identified below or in Attachment 2 of this contract on a no charge-for-use basis pursuant to the clause at FAR 52.245-1, Government Property, as incorporated in this contract. The Contractor shall use this property in the performance of this contract at Contractor Site and at other location(s) as may be approved by the Contracting Officer. Under FAR 52.245-1, the Contractor is accountable for the identified property.

(End of clause)

1852.245-78 PHYSICAL INVENTORY OF CAPITAL PERSONAL PROPERTY (AUG 2015)

(a)

In addition to physical inventory requirements under the clause at FAR 52.245-1, Government Property, as incorporated in this contract, the Contractor shall conduct annual physical inventories for individual property items with an acquisition cost exceeding $500,000.

(1)	The Contractor shall inventory—

(i)	Items of property furnished by the Government;

(ii)	Items acquired by the Contractor and titled to the Government under the clause at FAR 52.245-1;

(iii)	Items constructed by the Contractor and not included in the deliverable, but titled to the Government under the clause at FAR 52.245-1; and

(iv)	Complete but undelivered deliverables.

(2)

The Contractor shall use the physical inventory results to validate the property record data, specifically location and use status, and to prepare summary reports of inventory as described in paragraph (c) of this clause.

(b)

Unless specifically authorized in writing by the Property Administrator, the inventory shall be performed and posted by individuals other than those assigned custody of the items, responsibility for maintenance, or responsibility for posting to the property record. The Contractor may request a waiver from this separation of duties requirement from the Property Administrator, when all of the conditions in either (1) or (2) of this paragraph are met.

(1)	The Contractor utilizes an electronic system for property identification, such as a laser bar- code reader or radio frequency identification reader, and

(i)	The programs or software preclude manual data entry of inventory identification data by the individual performing the inventory; and

(ii)	The inventory and property management systems contain sufficient management controls to prevent tampering and assure proper posting of collected inventory data.

(2)

The Contractor has limited quantities of property, limited personnel, or limited property systems; and the Contractor provides written confirmation that the Government property exists in the recorded condition and location;

(3)	The Contractor shall submit the request to the cognizant property administrator and obtain approval from the property administrator prior to implementation of the practice.

(c)	The Contractor shall report the results of the physical inventory to the property administrator within 10 calendar days of completion of the physical inventory. The report shall—

(1)	Provide a summary showing number and value of items inventoried; and

(2)	Include additional supporting reports of—

(i)	Loss in accordance with the clause at 52.245-1, Government Property;

(ii)	Idle property available for reuse or disposition; and

(iii)	A summary of adjustments made to location, condition, status, or user as a result of the physical inventory reconciliation.

(d)

The Contractor shall retain auditable physical inventory records, including records supporting transactions associated with inventory reconciliation. All records shall be subject to Government review and/or audit.

(End of clause)

ATTACHMENT 1: Additional Deliverables

Data Requirements List (DRL):

#	Title	NASA Approval/Review	Initial Due Date	Recurrence	Reference
1	Government Property Management Plan	Approve	ATP + 30 days	Once	N/A

DATA REQUIREMENTS DOCUMENT (DRD) 1

1. DRD Title	2. Date of current version	3. DRL Line Item No.
Government Property Management Plan (PMP)	12/06/2016	1
4. Use (Define need for, intended use of, and/or anticipated results of data)		5. DRD Category: (check one)
To describe the method of administering and controlling Government personal property and submitting proposed property manager qualifications.		☐ ☒ ☐	Technical Administrative SR&QA
6. References (Optional)	7. Interrelationships (e.g., with other DRDs) (Optional)
Federal Acquisition Regulation (FAR) 52.245-1 Government Property Clause

Scope

The Government Property Management Plan defines the Contractor’s use, maintenance, repair, protection, and preservation of Government personal property. It shall describe the Contractor’s approach to receiving, handling, stocking, maintaining, protecting and issuing Government property (equipment and material). The Plan should include interaction and Department/ Office responsibilities. The Contractor shall submit to the delegated Government Property Administrator (GPA) detailed supplemental property procedures, which are separate from the Property Management Plan, within 60 days after the contract start date.

Contents

This plan shall reference those policies and procedures which are part of the Contractor’s Property Management System and shall include at a minimum, but not limited to, the following functions/outcomes/activities:

1.	Property Management

(a) Voluntary consensus standards, industry-leading practices and standards, customary commercial practices

(b) Periodic internal reviews, surveillances, self-assessments, and audits

(c) Written procedures

2.	Acquisition of Property
(a) Acquisition authority (b) Classification of property
3.	Receipt of Government Property
(a) Receiving (b) Identification
4.	Records of Government Property
5.	Physical Inventory
6.	Subcontractor Control
(a) Flow down of property clauses to subcontractors
7.	Reports
(a) Loss, Theft, Damage, Destruction reports (b) Physical Inventory reports (c) Audits and self-assessment reports (d) Corrective Action reports
8.	Relief of Stewardship Responsibility and Liability

(a) Loss, Theft, Damage, Destruction of property

(b) Consumed property

(c) Delivered property

(d) Contractor Inventory Disposal of property

i. In-house screening of excess

ii. Disclosure of excess

(e) Abandonment of Government property (if directed by the Government)

9.	Utilizing Government Property
(a) Utilization (b) Consumption (c) Movement (d) Storage

10.	Maintenance
(a) Preventive maintenance (b) Rehabilitation (c) Calibration
11.	Property Closeout
(a) Screening for further use (b) Final physical inventory (c) Transfers off the contract (d) Final NASA Form 1018
12.	Reconcile Contractor Records with NASA Financial Property Records [NASA Form 1018 and the Contractor-Held Asset Tracking System (CHATS) if applicable]
13.	JSC-Unique Considerations (as they arise or known now)

Format

The Contractor’s format is acceptable.

Distribution of the Property Management Plan

1. Final - Due 30 days after contract award.

Maintenance

Changes to the PMP shall be incorporated by change pages or complete reissue after coordination with the Government PA.

Management Qualifications/Experience:

1.	The Offeror/Contractor shall specify the name and the qualifications of the proposed property manager.

(a) List the Federal agencies or departments supported in managing Government property and the corresponding number of years of experience.

(b) List completed personal property management training courses.

(c) Specify the level of professional property management certification obtained by the proposed property manager.

(d) List professional personal property management organizations in which the proposed property manager has an active current membership.

2.

 This qualification data shall be a one-time submittal from the Offerors with their initial Property Management Plan (PMP) when the plan is requested by the Contracting Officer. Insert that data as a separate tab after that PMP.

This qualification data shall be excluded from the final PMP from the awarded Contractor.

ATTACHMENT 2: List of Government Furnished Property

ON-ORBIT HARDWARE:

•	Cyclops (SSIKLOPS Kit), P/N SJG29103590-301, Qty 1, S/N 1001. The components of this kit are listed below for convenience, but will not be tracked separately:

o	SSIKLOPS Stowage Bag, P/N SEG29103471-301, Qty 1, S/N 1001

■	SSIKLOPS Unit (OpNom=Cyclops), P/N SEG29103417-301, Qty 1, S/N 1001

■	SPDM Plate EVR Removable Assembly, P/N SEG29103427-301, Qty 1, S/N 1001

■	SFA Plate EVR Removable Assembly, P/N SEG29103515-301, Qty 1, S/N 1001

■	Passive Post Interface Structure, P/N SEG29103445-301, Qty 1, S/N 1001

■	Over Center Gauge, P/N SEG29103514-001, Qty 3, S/N’s 1002, 1003, 1004 (note that S/N 1001 is not on-orbit)

■	Active Mechanism Tether Loop, P/N SEG29103479-301, Qty 4, S/N’s 1001, 1002, 1003, 1004

■	Scissor Lockout Plate, P/N SDG29103512-001, Qty 1, S/N none

•

Note that the item that was manifested as “Cyclops” is the kit (SJG29103590) that contains the rest of the hardware, starting with the Bag which then contains the all else. The item that was given the OpNom of “Cyclops” is the deployment unit (SEG29103417) that is stowed within the “SSIKLOPS bag”, and which is removed and attached to the slide table in preparation for deployment operations.

GROUND HARDWARE:

“SSIKLOPS MECHANICAL ASSEMBLY”, P/N SEG29103917-301 S/N 1002

One (1) Over Center Gauge: “GAUGE, OVR CTR, ASSY - JTSN SYS”, P/N SEG29103514-301 S/N 1001

CONSUMABLE GROUND HARDWARE (not reported on NF1018):

Seven (7) pre-fabricated fixtures for payload use: “EXPERIMENT ATTACHMENT FIXTURE”, P/N SDG29103602-001 S/N’s 1002 through 1008.

ATTACHMENT 3: List of Government Furnished Data

The Government shall provide access to Government Furnished Data (GFD) listed below:

a. Cyclops thermal model

b. Cyclops CAD model

c. Cyclops Flight Unit Acceptance Data Package (ADP)

d. Operations Products from LoneStar mission

e. Hazard Reports from previous missions (LoneStar and SpinSat)